December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Eaton Vance Structured
Emerging Markets Fund (copy
attached), which we understand
will be filed with the Securities and
Exchange Commission, pursuant to
Item 77K of Form N-SAR, as part
of the Form N-SAR of Eaton
Vance Structured Emerging
Markets Fund dated December 28,
2007.  We agree with the
statements concerning our Firm in
such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP
















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect to
certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's or
Portfolio's next Form N-SAR for the
period ended October 31, 2007 (in
accordance with Item 77K of Form
N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management












Applicable to Eaton Vance
Structured Emerging Markets Fund:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as the
independent registered public
accounting firm for the Fund.

The report of
PricewaterhouseCoopers LLP on the
Fund's financial statements for its
initial fiscal year contained no
adverse opinion or disclaimer of
opinion and was not qualified or
modified as to uncertainty, audit
scope or accounting principle.  There
have been no disagreements with
PricewaterhouseCoopers LLP during
the Fund's initial fiscal year and any
subsequent interim period on any
matter of accounting principles or
practices, financial statement
disclosure or auditing scope or
procedure, which disagreements if
not resolved to the satisfaction of
PricewaterhouseCoopers LLP, would
have caused them to make reference
thereto in their report on the Fund's
financial statements for such initial
year, and there were no reportable
events of the kind described in Item
304 (a)(1)(v) of Regulation S-K
under the Securities Exchange Act of
1934, as amended.

At a meeting held on August 6, 2007,
based on Audit Committee
recommendations and approvals, the
full Board of Trustees of the Fund
approved Deloitte & Touche LLP as
the Fund's independent registered
public accounting firm for the fiscal
year ending October 31, 2007.  To
the best of the Fund's knowledge, for
the period June 30, 2006
(commencement of operations) to
October 31, 2006 and through
August 6, 2007, the Fund did not
consult with Deloitte & Touche LLP
on items which concerned the
application of accounting principles
to a specified transaction, either
completed or proposed, or the type of
audit opinion that might be rendered
on the Fund's financial statements or
concerned the subject of a
disagreement (as defined in
paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v)
of Item 304 of Regulation S-K).